Exhibit 99.5

EXECUTION VERSION

GS MORTGAGE SECURITIES CORPORATION II,

PURCHASER,

BARCLAYS CAPITAL REAL ESTATE INC.,

SELLER,

and

BARCLAYS CAPITAL HOLDINGS INC.

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of October 30, 2025

Benchmark 2025-V18 Mortgage Trust
Commercial Mortgage Pass-Through Certificates
Series 2025-V18

This Mortgage Loan Purchase Agreement (this “Agreement”), dated as of October 30, 2025, is among GS Mortgage Securities Corporation II, a Delaware corporation, as purchaser (in such capacity, the “Purchaser”), Barclays Capital Real Estate Inc., a Delaware corporation, as seller (the “Seller”), and Barclays Capital Holdings Inc., a Delaware corporation (“BCHI”).

Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of October 1, 2025 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor (in such capacity, the “Depositor”), Trimont LLC, as master servicer (the “Master Servicer”), Torchlight Loan Services, LLC, as special servicer (the “Special Servicer”), Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and as trustee (in such capacity, the “Trustee”), and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), pursuant to which the Purchaser will transfer the Mortgage Loans (as defined herein), together with certain other commercial mortgage loans (the “Other Mortgage Loans”), to a New York common law trust (the “Trust”). In exchange for the Mortgage Loans and the Other Mortgage Loans, the Trust will issue to, or at the direction of the Depositor, certificates to be known as Benchmark 2025-V18 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2025-V18 (collectively, the “Certificates”) and the RR Interest will be created pursuant to the Pooling and Servicing Agreement. The Certificates and the RR Interest will collectively represent ownership interests in the Mortgage Loans, together with the Other Mortgage Loans. For purposes of this Agreement, the term “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and the term “Mortgaged Properties” refers to the properties securing such Mortgage Loans.

Notwithstanding anything to the contrary herein, the Mortgage Loan identified on Exhibit B to the Pooling and Servicing Agreement as “9911 Belward” (the “9911 Belward Mortgage Loan”) is a Joint Mortgage Loan with respect to the Seller. The 9911 Belward Mortgage Loan is part of a Whole Loan that was co-originated by German American Capital Corporation and Barclays Capital Real Estate Inc. The Seller is only selling to the Purchaser the related Mortgage Note(s) in favor of the Seller (or one of its affiliates) and its successors and assigns in the aggregate original principal amount of $25,000,000 with respect to the 9911 Belward Mortgage Loan, representing the 31.25% pari passu interest of the Seller in the 9911 Belward Mortgage Loan (and only such Mortgage Note(s) will constitute a “Mortgage Loan” or “Mortgage Note(s)” hereunder).

Notwithstanding anything to the contrary herein, the Mortgage Loan identified on Exhibit B to the Pooling and Servicing Agreement as “Springfield Town Center” (the “Springfield Town Center Mortgage Loan”) is a Joint Mortgage Loan with respect to the Seller. The Springfield Town Center Mortgage Loan is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA and Barclays Capital Real Estate Inc. The Seller is only selling to the Purchaser the related Mortgage Note(s) in favor of the Seller (or one of its affiliates) and its successors and assigns in the aggregate original principal amount of $10,000,000 with respect to the Springfield Town Center Mortgage Loan, representing the 40.00% pari passu interest of the Seller in the Springfield Town Center Mortgage Loan (and only such Mortgage Note(s) will constitute a “Mortgage Loan” or “Mortgage Note(s)” hereunder).

The Seller and BCHI hereby acknowledge that BCHI, as owner of an indirect interest in the Seller, will benefit from the transactions contemplated by this Agreement and that the Purchaser is not willing to enter into this Agreement or the transactions contemplated hereby in the absence of the agreement of the Seller and BCHI set forth in this Agreement.

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1        Sale and Conveyance of Mortgages; Possession of Mortgage File. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse (except as otherwise specifically set forth herein), (subject to the rights of the holders of interests in any related Companion Loans) all of its right, title and interest in and to the Mortgage Loans identified on Exhibit A to this Agreement (the “Mortgage Loan Schedule”) including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (excluding payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date and excluding any Retained Defeasance Rights and Obligations with respect to the Mortgage Loans, if any). Upon the sale of the Mortgage Loans, the ownership of each related Mortgage Note, the Seller’s interest in the related Mortgage represented by the Mortgage Note and the other contents of the related Mortgage File (subject to the rights of the holders of interests in any related Companion Loans) will be vested in the Purchaser and immediately thereafter the Trustee, and the ownership of records and documents with respect to each Mortgage Loan (other than those to be held by the holders of any related Companion Loans) prepared by or which come into the possession of the Seller shall (subject to the rights of the holders of interests in any related Companion Loans) immediately vest in the Purchaser and immediately thereafter the Trustee. In connection with the transfer of the Mortgage Loans related to the Whole Loans pursuant to this Section 1, the Seller does hereby assign to the Purchaser all of its rights, title and interest (solely in its capacity as the holder of the Mortgage Loans related to Whole Loans) in, to and under the related Co-Lender Agreements (it being understood and agreed that the Seller does not assign any right, title or interest that it or any other party may have thereunder in its capacity as a Companion Loan Holder). The Purchaser will sell (i) the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Public Certificates”) to Goldman Sachs & Co. LLC (“GS&Co.”), Citigroup Global Markets Inc. (“CGMI”), Deutsche Bank Securities Inc. (“DBSI”), BMO Capital Markets Corp. (“BMO Capital Markets”), Barclays Capital Inc. (“Barclays Capital”), Academy Securities, Inc. (“Academy”) and Drexel Hamilton, LLC (“Drexel” and, together with GS&Co., CGMI, DBSI, BMO Capital Markets, Barclays Capital, and Academy in such capacity, the “Underwriters”) pursuant to the underwriting agreement, dated as of October 10, 2025 (the “Underwriting Agreement”), among the Depositor and the Underwriters, and (ii) the Class X-D, Class X-F, Class X-G, Class X-J, Class D, Class F, Class G, Class J and Class R Certificates (the “Private Certificates”) to GS&Co., CGMI, DBSI, BMO Capital Markets, Barclays Capital, Academy and Drexel (together with GS&Co., CGMI, DBSI, BMO Capital Markets, Barclays Capital and Academy, in such capacity, the “Initial Purchasers” and, together with the Underwriters, the “Dealers”) pursuant to the certificate purchase agreement, dated as of October 10, 2025 (the “Certificate Purchase Agreement”), among the Depositor and the Initial Purchasers.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms. As consideration for the Mortgage Loans, the Purchaser shall pay, by wire transfer of immediately available funds, to the Seller or at the Seller’s direction that sum set forth in the funding schedule executed by the Seller and the Purchaser relating to the sale of the Mortgage Loans contemplated hereby (but subject to certain post-settlement adjustments for expenses incurred by the Dealers on behalf of the Depositor and for which the Seller is specifically responsible).

The purchase and sale of the Mortgage Loans shall take place on the Closing Date in accordance with Section 9 hereof.

SECTION 2        Books and Records; Certain Funds Received After the Cut-off Date. From and after the sale of the Mortgage Loans to the Purchaser, record title to each Mortgage (other than with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan) and each Mortgage Note shall be transferred to the Trustee subject to and in accordance with this Agreement. Any funds due after the Cut-off Date in connection with a Mortgage Loan received by the Seller shall be held in trust on behalf of the Trustee (for the benefit of the Certificateholders and the RR Interest Owner) as the owner of such Mortgage Loan and shall be transferred promptly to the Certificate Administrator. All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and all recoveries and payments of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets and other financial statements as the sale of such Mortgage Loan by the Seller to the Purchaser. The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes. Following the transfer of the Mortgage Loans by the Seller to the Purchaser, the Seller shall not take any actions inconsistent with the ownership of the Mortgage Loans by the Purchaser and its assignees.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as the purchase of such Mortgage Loan by the Purchaser from the Seller. The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes. The Purchaser shall be responsible for maintaining, and shall maintain, a set of records for each Mortgage Loan which shall be clearly marked to reflect the transfer of ownership of each Mortgage Loan by the Seller to the Purchaser pursuant to this Agreement.

It is expressly agreed and understood that, notwithstanding the assignment of the Mortgage Loan documents, it is expressly intended that the Seller will receive the benefit of any securitization indemnification provisions in the Mortgage Loan documents.

SECTION 3        Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a) The Purchaser hereby directs the Seller, and the Seller hereby agrees, such agreement effective upon the transfer of the Mortgage Loans contemplated herein, to deliver to or deposit with (or cause to be delivered to or deposited with) the Custodian (on behalf of the Trustee), with copies to be delivered to the Master Servicer (other than with respect to any Non-Serviced

Mortgage Loan), on the dates set forth in Section 2.01 of the Pooling and Servicing Agreement, all documents, instruments and agreements required to be delivered by the Purchaser, or contemplated to be delivered by the Seller (whether at the direction of the Purchaser or otherwise), to the Custodian and the Master Servicer with respect to the Mortgage Loans under Section 2.01 of the Pooling and Servicing Agreement, and meeting all the requirements of such Section 2.01 of the Pooling and Servicing Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

With respect to letters of credit (exclusive of those relating to a Non-Serviced Mortgage Loan), the Seller shall deliver to the Master Servicer, and the Pooling and Servicing Agreement shall require the Master Servicer to hold, the original (or copy, if such original has been submitted by the Seller to the issuing bank to effect an assignment or amendment of such letter of credit (changing the beneficiary thereof to the Trustee (in care of the Master Servicer)) for the benefit of the Certificateholders, the RR Interest Owner and, if applicable, the related Serviced Companion Noteholder, that may be required in order for the Master Servicer to draw on such letter of credit on behalf of the Trustee for the benefit of the Certificateholders, the RR Interest Owner and, if applicable, the related Serviced Companion Noteholder, in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents)) and the Seller shall be deemed to have satisfied any such delivery requirements by delivering with respect to any letter(s) of credit a copy thereof to the Custodian together with an Officer’s Certificate of the Seller certifying that such document has been delivered to the Master Servicer or an Officer’s Certificate from the Master Servicer certifying that it holds the letter(s) of credit pursuant to Section 2.01(b) of the Pooling and Servicing Agreement. If a letter of credit referred to in the previous sentence is not in a form that would allow the Master Servicer to draw on such letter of credit on behalf of the Trustee for the benefit of the Certificateholders, the RR Interest Owner and, if applicable the related Serviced Companion Noteholder, in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents, the Seller shall deliver the appropriate assignment or amendment documents (or copies of such assignment or amendment documents if the Seller has submitted the originals to the related issuer of such letter of credit for processing) to the Master Servicer within 90 days of the Closing Date. The Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the Master Servicer to draw on such letter(s) of credit on behalf of the Trustee for the benefit of the Certificateholders, the RR Interest Owner and, if applicable the related Serviced Companion Noteholder, and shall cooperate with the reasonable requests of the Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is assigned or amended in order that it may be drawn by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders, the RR Interest Owner and, if applicable, the related Serviced Companion Noteholder.

Upon written request from the Master Servicer or Special Servicer, the Seller shall deliver one (1) PDF and one (1) original of a power of attorney substantially in the form of Exhibit F hereto to each of the Master Servicer and the Special Servicer, that permits such parties to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan which have not been delivered, assigned or recorded at the time required for enforcement by the Trust Fund. The Seller will be required to effect at its expense the assignment and, if applicable, recordation of its Mortgage Loan documents until the assignment and recordation of all such Mortgage Loan documents has been completed. Notwithstanding anything to the contrary contained herein, with respect to any Joint Mortgage Loan, the obligations of each of the Seller and any other seller with respect to such Joint Mortgage Loan (an “Other Seller”) to deliver a Mortgage Note to the Custodian shall be limited to delivery of only the Mortgage Note(s) held by such party to the Custodian. With respect to any Joint Mortgage Loan, the obligations of the Seller and any Other Seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto shall be joint and several, provided that either of the Seller or any Other Seller may deliver one Mortgage File or one of any other document required to be delivered with respect to such Joint Mortgage Loan hereunder, and such delivery shall satisfy such delivery requirements for the Seller and each such Other Seller.

(b)               [Reserved.]

(c)               Except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, within five (5) Business Days after the Closing Date, the Seller shall deliver electronic copies of the Servicing File to the Special Servicer and shall deliver to and deposit (or cause to be delivered to and deposited) with the Master Servicer the following: (i) a copy of the Mortgage File; (ii) all documents and records not otherwise required to be contained in the Mortgage File that (A) relate to the origination and/or servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or the related Serviced Companion Loans, (B) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans (including any asset summaries related to the Mortgage Loans that were delivered to the Rating Agencies in connection with the rating of the Certificates) and the related Serviced Companion Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans and the related Serviced Companion Loans or holders of interests therein and (C) are in the possession or under the control of the Seller; (iii) all unapplied Escrow Payments and reserve funds in the possession or under control of the Seller that relate to the Mortgage Loans or any related Serviced Companion Loans, together with a statement indicating which Escrow Payments and reserve funds are allocable to each Mortgage Loan or to the related Serviced Companion Loans; and (iv) any other documents and records that would otherwise be a part of the Servicing File; provided that, in each case, the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations; provided, further, that the Seller’s requirement to deliver copies of any of the foregoing documents may be satisfied by providing the Master Servicer or the Special Servicer, as applicable, for a reasonable period of time following the Closing Date, reasonable access to an electronic data site (including, but not limited to, Intralinks or Net Roadshow) that contains such documents.

(d)               With respect to any Mortgage Loan secured by a Mortgaged Property that is subject to a franchise agreement with a related comfort letter in favor of the Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trustee for the benefit of the Certificateholders and the RR Interest Owner or have a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trustee for the benefit of the Certificateholders and the RR Interest Owner, the Seller or its designee shall, within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), provide any such required notice or make any such required request to the related franchisor for the transfer or assignment of such comfort letter or issuance of a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), with a copy of such notice or request to the Custodian (who shall include such document in the related Mortgage File), the Master Servicer and the Special Servicer, and the Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter), and the Master Servicer shall, as soon as reasonably practicable following receipt thereof, deliver the original of such replacement comfort letter, new document or acknowledgement, as applicable, to the Custodian for inclusion in the Mortgage File.

SECTION 4        Treatment as a Security Agreement. Pursuant to Section 1 hereof, the Seller has conveyed to the Purchaser all of its right, title and interest in and to the Mortgage Loans. The parties intend that such conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on such Mortgage Loans due after the Cut-off Date, all other payments made in respect of such Mortgage Loans after the Cut-off Date (and, in any event, excluding scheduled payments of principal and interest due on or before the Cut-off Date) and all proceeds thereof, and that this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5        Covenants of the Seller. The Seller covenants with the Purchaser as follows:

(a)               except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan it shall record and file, or cause a third party on its behalf to record and file, in the appropriate public recording office for real property records or UCC Financing Statements, as appropriate (or, with respect to any assignments that the Custodian has agreed to record or file pursuant to the Pooling and Servicing Agreement, deliver to the Custodian for such purpose and cause the Custodian to record and file), each related Assignment of Mortgage and assignment of assignment of leases, rents and profits and each related UCC-3 financing statement referred to in the definition of Mortgage File from the Seller to the Trustee as and to the extent contemplated under Section 2.01(c) of the Pooling and Servicing Agreement. All out of pocket costs and expenses relating to the recordation or filing of such assignments, assignments of Mortgage and financing statements shall be paid by the Seller. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Seller shall promptly prepare or cause the preparation of a substitute therefor or cure such defect or cause such defect to be cured, as the case may be, and the Seller shall record or file, or cause the recording and filing of, such substitute or corrected document or instrument or, with respect to any assignments that the Custodian or a third party on the Seller’s behalf has agreed to record or file pursuant to the Pooling and Servicing Agreement, deliver such substitute or corrected document or instrument to the

Custodian or such third party (or, if the Mortgage Loan is then no longer subject to the Pooling and Servicing Agreement, the then holder of such Mortgage Loan);

(b)               as to each Mortgage Loan, except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, if the Seller cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (2), (3), (6) (if recorded) and (14) of the definition of “Mortgage File” in the Pooling and Servicing Agreement solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as applicable, it shall forward to the Custodian a copy of the original certified by the Seller to be a true and complete copy of the original thereof submitted for recording. The Seller shall cause each assignment referred to in Section (5)(a) above that is recorded and the file copy of each UCC-3 assignment referred to in Section (5)(a) above to reflect that it should be returned by the public recording or filing office to the Custodian or its agent following recording (or, alternatively, to the Seller or its designee, in which case the Seller shall deliver or cause the delivery of the recorded/filed original to the Custodian promptly following receipt); provided that, in those instances where the public recording office retains the original assignment of Mortgage or Assignment of Assignment of Leases, the Seller shall obtain therefrom and deliver to the Custodian a certified copy of the recorded original. On a monthly basis, at the expense of the Seller, the Custodian shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Custodian’s receipt thereof;

(c)               it shall take any action reasonably required by the Purchaser, the Certificate Administrator, the Trustee or the Master Servicer in order to assist and facilitate the transfer of the servicing of the Mortgage Loans (other than any Mortgage Loan that is a Non-Serviced Mortgage Loan) to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders, the RR Interest Owner and/or the related Companion Holder. Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Mortgage Loan documents;

(d)               the Seller shall provide the Master Servicer the initial data with respect to each Mortgage Loan for the CREFC® Financial File and the CREFC® Loan Periodic Update File that are required to be prepared by the Master Servicer pursuant to the Pooling and Servicing Agreement;

(e)               if (during the period of time that the Underwriters are required, under applicable law, to deliver a prospectus related to the Public Certificates in connection with sales of the Public Certificates by an Underwriter or a dealer) the Seller has obtained actual knowledge of undisclosed or corrected information related to an event that occurred prior to the Closing Date, which event causes there to be an untrue statement of a material fact with respect to the Seller Information in the Prospectus, dated October 14, 2025 relating to the Public Certificates, the annexes and exhibits thereto and any electronic media delivered therewith, or the Offering Circular, dated October 14, 2025 relating to the Private Certificates, the annexes and exhibits thereto and any electronic media delivered therewith (collectively, the “Offering Documents”), or causes there to be an omission to state therein a material fact with respect to the Seller Information required to be stated therein or necessary to make the statements therein with respect to the Seller Information, in the light of the circumstances under which they were made, not misleading, then the Seller shall promptly notify the Dealers and the Depositor. If as a result of any such event the Dealers’ legal counsel determines that it is necessary to amend or supplement the Offering Documents in order to correct the untrue statement, or to make the statements therein, in the light of the circumstances when the Offering Documents are delivered to a purchaser, not misleading, or to make the Offering Documents in compliance with applicable law, the Seller shall (to the extent that such amendment or supplement solely relates to the Seller Information) at the expense of the Seller, do all things reasonably necessary to assist the Depositor to prepare and furnish to the Dealers, such amendments or supplements to the Offering Documents as may be necessary so that the Seller Information in the Offering Documents, as so amended or supplemented, will not contain an untrue statement, will not, in the light of the circumstances when the Offering Documents are delivered to a purchaser, be misleading and will comply with applicable law. (All terms under this clause (e) and not otherwise defined in this Agreement shall have the meanings set forth in the Indemnification Agreement, dated as of October 10, 2025, among the Dealers, the Seller, BCHI and the Purchaser (the “Indemnification Agreement” and, together with this Agreement, the “Operative Documents”));

(f)                for so long as the Trust (or with respect to any Companion Loans related to the Mortgage Loans, if such Companion Loan is deposited into another securitization, the trust fund under such other securitization) is subject to the reporting requirements of the Exchange Act, the Seller shall (i) provide the Depositor (or with respect to any Companion Loans related to the Mortgage Loans, if such Companion Loan (or a portion thereof) is deposited into another securitization, the depositor of such securitization) and the Certificate Administrator with any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure and any Form 8-K Disclosure Information indicated on Exhibit BB, Exhibit CC and Exhibit DD to the Pooling and Servicing Agreement, to the extent contemplated to be provided by the Seller, within the time periods set forth in the Pooling and Servicing Agreement; provided that, in connection with providing Additional Form 10-K Disclosure and the Seller’s reporting obligations under Item 1119 of Regulation AB, upon reasonable request by the Seller, the Purchaser shall provide the Seller with a list of all parties to the Pooling and Servicing Agreement and any other Servicing Function Participant; and (ii) reasonably cooperate with each of the Depositor, the Master Servicer and the Certificate Administrator (or with respect to any Companion Loans related to the Mortgage Loans, if such Companion Loan (or a portion thereof) is deposited into another securitization, the depositor, the master servicer and the certificate administrator of such securitization), upon the reasonable request of such party, by providing all Mortgage Loan related documents, data and information in the possession of the Seller at or prior to the Closing Date and on the date of such request and necessary for the ongoing compliance by the Depositor and the Trust (or with respect to any Companion Loans related to the Mortgage Loans, if such Companion Loan is deposited into another securitization, the trust fund under such other securitization) with the requirements of Form 10-D with respect to Items 1111 and 1125 of Regulation AB; provided that the Seller shall not be required to provide any documents that are proprietary to the related originator or the Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis;

(g)               within sixty (60) days after the Closing Date, the Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan to the

Depositor by uploading such Diligence File (including, if applicable, any additional documents that the Seller believes should be included to enable the Asset Representations Reviewer to perform an Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified) to the Intralinks Site, each such Diligence File being organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor;

(h)               promptly upon completion of such delivery of the Diligence Files, but in no event later than sixty (60) days after the Closing Date, the Seller shall provide (which may be by email) the Depositor (with a copy, which may be sent by email, to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Custodian, the Directing Holder, the Asset Representations Reviewer and the Operating Advisor), to the addresses for notices and/or email addresses provided in the notice provision of the Pooling and Servicing Agreement, with a certification by an authorized officer of the Seller, substantially in the form of Exhibit E to this Agreement, that the electronic copy of the Diligence File for each Mortgage Loan uploaded to the Intralinks Site constitutes all documents required under the definition of “Diligence File” and such Diligence Files are organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor;

(i)                 upon written request of the Asset Representations Reviewer (pursuant to Section 12.01(b)(ii) of the Pooling and Servicing Agreement), the Seller shall provide to the Asset Representations Reviewer promptly, but in no event later than ten (10) Business Days after receipt of such written request (which time period may be extended upon the mutual agreement of the Seller and the Asset Representations Reviewer), copies of all documents requested by the Asset Representations Reviewer relating to each Delinquent Mortgage Loan to enable the Asset Representations Reviewer to complete any Test for a Delinquent Mortgage Loan, but only to the extent such documents are in the possession of the Seller; provided that the Seller shall not be required to provide any documents that are proprietary to the related originator or the Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis;

(j)                 upon the completion of any Asset Review with respect to a Delinquent Mortgage Loan and receipt by the Seller of a written invoice from the Asset Representations Reviewer, the Seller shall, within 60 days of receipt of such written invoice, pay the applicable Asset Representations Reviewer Asset Review Fee; provided that, with respect to any Joint Mortgage Loan, any such fee paid by the Seller will be equal to the Seller’s Mortgage Loan Seller Percentage Interest multiplied by the fee for the entire Joint Mortgage Loan;

(k)               if the preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the Seller shall have 90 days from receipt of the preliminary Asset Review Report to remedy or otherwise refute the Test failure indicated in the preliminary Asset Review Report. If the Seller elects to refute the Test failure indicated in the preliminary Asset Review Report, the Seller shall provide any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test, in any such case to the Asset Representations Reviewer;

(l)                 the Seller acknowledges and agrees that in the event an Enforcing Party elects a dispute resolution method pursuant to Section 2.03 of the Pooling and Servicing Agreement, the Seller shall abide by the selected dispute resolution method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to such dispute resolution method;

(m)             the Seller and BCHI (to the same extent as the Seller) shall indemnify and hold harmless the Purchaser against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) any failure of the Seller to pay the fees described under Section 5(j) above within 90 days of written request by the Asset Representations Reviewer or (ii) any failure by the Seller to provide all documents required to be delivered by it pursuant to Sections 5(g) and 5(k) this Agreement and under the definition of “Diligence File” in the Pooling and Servicing Agreement within 60 days of the Closing Date (or such later date specified herein or in the Pooling and Servicing Agreement);

(n)               with respect to any Mortgage Loan that is (or may become pursuant to the related Co-Lender Agreement) part of a Non-Serviced Whole Loan, (x) in the event that the Closing Date occurs prior to the closing date of the related Non-Serviced Trust, the Seller shall provide (or cause to be provided) to the Depositor and the Trustee (1) written notice in a timely manner of (but no later than three Business Days prior to) the closing of such Non-Serviced Trust, and (2) no later than one Business Day after the closing date of such Non-Serviced Trust, a copy of the Non-Serviced Pooling Agreement in an EDGAR-compatible format, and (y) in the event that the Closing Date occurs after the closing of the Non-Serviced Trust, the Seller shall provide, or cause the Non-Serviced Depositor to provide, the Depositor (and counsel thereto) with a copy of the related Non-Serviced Pooling Agreement (together with any amendments thereto) in an EDGAR-compatible format by the later of (1) two Business Days prior to the Closing Date and (2) one Business Day after the closing date of such Non-Serviced Trust (but no later than one Business Day prior to the Closing Date); and

(o)               with respect to the Companion Loans related to any Mortgage Loans, the Seller agrees that if disclosure related to the description of a party to the Pooling and Servicing Agreement is requested by the Seller as holder of such Companion Loan for inclusion in the disclosure materials relating to the securitization of such Companion Loan, the reasonable costs of such party related to such disclosure and any opinion(s) of counsel, certifications and/or indemnification agreement(s) shall be paid or caused to be paid by the Seller.

SECTION 6        Representations and Warranties.

(a)               Each of the Seller and BCHI, solely as to itself, represents and warrants to the Purchaser as of the Cut-off Date and as of the date hereof that:

(i)                               It is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own its assets and conduct its business, is duly qualified as a foreign organization in good standing in all jurisdictions to the extent such qualification is necessary to hold and sell the Mortgage Loans or otherwise comply with its obligations under this Agreement except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and each of the Seller and BCHI has taken all necessary action to authorize the execution and delivery of, and performance under, the Operative Documents and has duly executed and delivered each Operative Document, and has the power and authority to execute, deliver and perform under each Operative Document and all the transactions contemplated hereby and thereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with this Agreement;

(ii)                            Assuming the due authorization, execution and delivery of this Agreement by the Purchaser, this Agreement will constitute a legal, valid and binding obligation of the Seller and BCHI, enforceable against the Seller and BCHI in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities;

(iii)                         The execution and delivery of each Operative Document by the Seller and BCHI and the performance of such party’s obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which the Seller or BCHI is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Seller’s or BCHI’s organizational documents or any agreement or instrument to which the Seller or BCHI is a party or by which it is bound, or any order or decree applicable to the Seller or BCHI, or result in the creation or imposition of any lien on any of the Seller’s or BCHI’s assets or property, in each case, which would materially and adversely affect the ability of the Seller or BCHI to carry out the transactions contemplated by the Operative Documents;

(iv)                          There is no action, suit, proceeding or investigation pending or, to the Seller’s or BCHI’s knowledge, threatened against the Seller or BCHI in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller or BCHI to carry out the transactions contemplated by each Operative Document;

(v)                             Such party is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that, in such party’s good faith and reasonable judgment, is likely to materially and adversely affect the condition (financial or other) or operations of such party or its properties or might have consequences that, in such party’s good faith and reasonable judgment, is likely to materially and adversely affect its performance under any Operative Document;

(vi)                          No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller or

BCHI of, or compliance by the Seller or BCHI with, each Operative Document or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by the Seller or BCHI;

(vii)                      The transfer, assignment and conveyance of the Mortgage Loans by the Seller to the Purchaser is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction; and

(viii)                   Except for the agreed-upon procedures reports obtained from the accounting firm engaged to provide procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans and a comparison of information relating to underwriting of the Mortgage Loans (such reports collectively, the “Accountant’s Due Diligence Report”), the Seller has not obtained (and, through and including the Closing Date, will not obtain) any “third-party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act) in connection with the transactions contemplated herein and in the Offering Documents and, except for the accountants with respect to the Accountant’s Due Diligence Report, the Seller has not employed (and, through and including the Closing Date, will not employ) any third-party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Offering Documents. The Seller further represents and warrants that no portion of the Accountant’s Due Diligence Report contains, with respect to the information contained therein with respect to the Mortgage Loans, any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999. The Dealers are third-party beneficiaries of the provisions set forth in this Section 6(a)(viii).

(b)               The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)                                The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder, and the Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has duly executed and delivered this Agreement, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby;

(ii)                            Assuming the due authorization, execution and delivery of this Agreement by the Seller and BCHI, this Agreement will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)                         The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which the Purchaser is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Purchaser’s organizational documents or any agreement or instrument to which the Purchaser is a party or by which it is bound, or any order or decree applicable to the Purchaser, or result in the creation or imposition of any lien on any of the Purchaser’s assets or property, in each case which would materially and adversely affect the ability of the Purchaser to carry out the transactions contemplated by this Agreement;

(iv)                         There is no action, suit, proceeding or investigation pending or, to the Purchaser’s knowledge, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement;

(v)                             The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance under any Operative Document;

(vi)                          No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement other than those that have been obtained by the Purchaser; and

(vii)                      The Purchaser (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountant’s Due Diligence Report and meeting the requirements of that Form 15G, Rule 15Ga-2, any other rules and regulations of the Securities and Exchange Commission and the Exchange Act; (B) provided a copy of the final draft of each such Form 15G to the Dealers at least five (5) Business Days before the first sale in the offering contemplated by the Offering Documents; and (C) furnished each such Form 15G to the Securities and Exchange Commission on EDGAR at least five (5) Business Days before the first sale in the offering contemplated by the Offering Documents as required by Rule 15Ga-2.

(c)               The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B to this Agreement as of the Cut-off Date or such other date set forth in Exhibit B to this Agreement with respect to each Mortgage Loan, which representations and warranties are subject to the exceptions thereto set forth in Exhibit C to this Agreement.

(d)                 Pursuant to the Pooling and Servicing Agreement, if the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as operating advisor) discovers (without implying any duty of such person to make, or to attempt to make, such a discovery) or receives notice alleging (A) that any document required to be delivered by (or on behalf of) the Seller and constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a “Document Defect”), or (B) a breach of any representation or warranty of the Seller made pursuant to Section 6(c) of this Agreement with respect to any Mortgage Loan (a “Breach”), then such party is required to give prompt written notice thereof to the Seller.

(e)               Pursuant to the Pooling and Servicing Agreement, the Master Servicer (with respect to Non-Specially Serviced Mortgage Loans) or the Special Servicer (with respect to Specially Serviced Mortgage Loans) is required to determine whether any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects, or such Document Defect is deemed in accordance with Section 2.03 of the Pooling and Servicing Agreement to materially and adversely affect, the value of the Mortgage Loan or any related REO Property or the interests of the Trustee or the Certificateholders and the RR Interest Owner therein or causes any Mortgage Loan to fail to be a Qualified Mortgage (any such Document Defect shall constitute a “Material Document Defect” and any such Breach shall constitute a “Material Breach”; and a Material Breach and/or a Material Document Defect, as the case may be, shall constitute a “Material Defect”). The Master Servicer or the Special Servicer may (but will not be obligated to) consult with the Master Servicer or the Special Servicer regarding any determination of a Material Defect for a Non-Specially Serviced Mortgage Loan. If such Document Defect or Breach has been determined to be a Material Defect, then the Master Servicer or the Special Servicer that made such determination will be required to give prompt written notice thereof to the Seller, the other parties to the Pooling and Servicing Agreement and (for so long as no Consultation Termination Event is continuing) the Directing Holder. Upon becoming aware of any such Material Defect (including through a written notice given by any party to the Pooling and Servicing Agreement, as provided above if the Document Defect or Breach identified therein is a Material Defect), the Seller shall, not later than 90 days following (a) the earlier of the Seller’s discovery of such Material Defect and receipt of notice of, and demand to take action with respect to, such Material Defect or (b) in the case of a Material Defect relating to a Mortgage Loan not being a Qualified Mortgage, any discovery by any party to the Pooling and Servicing Agreement of such Material Defect (such 90-day period, the “Initial Cure Period”), (i) cure such Material Defect in all material respects (which cure shall include payment of any losses and Additional Trust Expenses associated therewith, including the amount of any fees and reimbursable expenses of the Asset Representations Reviewer attributable to the Asset Review of such Mortgage Loan), (ii) repurchase the affected Mortgage Loan or REO Loan (or the Trust’s interest therein with respect to any Mortgage Loan that is part of a Whole Loan) (or, in the case of a Joint Mortgage Loan, the Seller’s Mortgage Loan Seller Percentage Interest thereof) at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account or (iii) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution shall be permitted) for such affected Mortgage Loan (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer, for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith; provided, however, that if (i) such Material Defect is capable of being cured but not within such Initial Cure Period, (ii) such Material Defect is not related to any Mortgage Loan’s not being a Qualified Mortgage and (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Defect within such Initial Cure Period, then the Seller shall have an additional 90 days (such additional 90 day period, the “Extended Cure Period”) to complete such cure, or, in the event of a failure to so cure, to complete such repurchase of the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as described above (it being understood and agreed that, in connection with the Seller’s receiving such Extended Cure Period, the Seller shall deliver an Officer’s Certificate to the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator setting forth the reasons such Material Defect was not cured within the Initial Cure Period and what actions the Seller is pursuing in connection with the cure of such Material Defect and stating that the Seller anticipates that such Material Defect will be cured within such Extended Cure Period); and provided, further, that, if any such Material Defect is still not cured after the Initial Cure Period and any such Extended Cure Period solely due to the failure of the Seller to have received the recorded document, then the Seller shall be entitled to continue to defer its cure, repurchase or substitution obligations in respect of such Document Defect so long as the Seller certifies to the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator every 30 days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that the Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure, repurchase or substitution may continue beyond the date that is 18 months following the Closing Date. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Breach or a Document Defect, but if the Seller discovers a Material Defect with respect to a Mortgage Loan, it will notify the Purchaser. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related Due Date in the month of substitution, and Periodic Payments due with respect to each Mortgage Loan being repurchased or replaced, and received by the Master Servicer or the Special Servicer on behalf of the Trust, after the related Cut-off Date through, but not including, the related date of repurchase or substitution, shall be part of the Trust Fund. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related Due Date in the month of substitution, and Periodic Payments due with respect to each Mortgage Loan being repurchased or replaced and received by the Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the Seller effecting the related repurchase or substitution within two (2) Business Days following receipt of properly identified and available funds constituting such Periodic Payment. From and after the date of substitution, each Qualified Substitute Mortgage Loan, if any, that has been substituted shall be deemed to constitute a “Mortgage Loan” hereunder for all purposes.

No delay in either the discovery of a Material Defect on the part of any party to the Pooling and Servicing Agreement or in providing notice of such Material Defect shall relieve the Seller of its obligation to repurchase the related Mortgage Loan (if it is otherwise required to do so under this Agreement) unless (i) the Seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the Pooling and Servicing Agreement to provide prompt notice as required by the terms of the Pooling and Servicing Agreement after such party has actual knowledge of such Material Defect (knowledge shall not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the Seller from curing such Material Defect and (iii) provided that the Seller is afforded a cure period of 90 days from the Seller’s receipt of notice thereof, such Material Defect did not relate to a Mortgage Loan not being a Qualified Mortgage as described in this section. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Mortgagor), healthcare facility, nursing home, assisted living facility, self-storage facility, theatre or fitness center (operated by a Mortgagor), then the failure to deliver to the Custodian copies of the UCC Financing Statements with respect to such Mortgage Loan shall not be a Material Defect.

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the first paragraph of this Section 6(e), (ii) such Mortgage Loan is a Crossed Underlying Loan, and (iii) the applicable Material Defect does not constitute a Material Defect as to any other Crossed Underlying Loan in the related Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Material Defect shall be deemed to constitute a Material Defect or Breach as to each other Crossed Underlying Loan in the related Crossed Mortgage Loan Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Underlying Loans in the related Crossed Mortgage Loan Group as provided in the first paragraph of this Section 6(e) unless such other Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria. In the event that the remaining Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan as to which the related Material Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group. The Seller shall be responsible for the cost of any Appraisal required to be obtained to determine if the Crossed Underlying Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

Notwithstanding the foregoing, if the related Mortgage Loan provides for the partial release of one or more of the Crossed Underlying Loans, the Purchaser may cause the Seller to repurchase only that Crossed Underlying Loan required to be repurchased pursuant to the Pooling and Servicing Agreement, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related Crossed Underlying Loan(s) fully comply with the terms and conditions of the related Mortgage Loan documents, this Agreement and the Indenture, including the Crossed Underlying Loan Repurchase Criteria, (ii) in connection with such partial release, the Seller obtains an Opinion of Counsel (at Seller’s expense) to the effect that the contemplated action will not cause an Adverse REMIC Event under the relevant provisions of the Code or the imposition of tax on any of such REMICs or the Trust and (iii) in connection with such partial release, the Seller delivers or causes to be delivered to the Custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

To the extent that the Seller or BCHI is required to repurchase or substitute for a Crossed Underlying Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Underlying Loans in the related Crossed Mortgage Loan Group, neither the Seller nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral.

If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Underlying Loans held by such party, then the Seller and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. Any reserve or other cash collateral or letters of credit securing the Crossed Underlying Loans shall be allocated between such Crossed Underlying Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Notwithstanding the foregoing, if a Crossed Underlying Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee and the Certificate Administrator an Opinion of Counsel that any modification shall not cause an Adverse REMIC Event. Any expenses incurred by the Purchaser in connection with such modification or accommodation (including but not limited to recoverable attorney fees) shall be paid by the Seller.

Subject to the Seller’s right to cure set forth above in this Section 6(e), and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, failure of the Seller to deliver the documents referred to in clauses (1), (2), (7), (8), (18) and (19) in the definition of “Mortgage File” in the Pooling and Servicing Agreement in accordance with this Agreement and the Pooling and Servicing Agreement for any Mortgage Loan shall be deemed a Material Document Defect; provided, however, that no Document Defect (except such deemed Material Document Defect described above) shall be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third-party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

Notwithstanding the foregoing provisions of this Section 6(e), in lieu of the Seller performing its repurchase or substitution obligations with respect to any Material Defect provided in this Section 6(e), to the extent that the Seller and the Purchaser (or, following the assignment of the Mortgage Loans to the Trust, the Enforcing Servicer, on behalf of the Trust, and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) are able to agree upon the Loss of Value Payment for a Material Defect, the Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser (or its assignee); provided that a Material Defect as a result of a Mortgage Loan not constituting a Qualified Mortgage may not be cured by a Loss of Value Payment. Upon its making such payment, the Seller shall be deemed to have cured such Material Defect in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Material Defect, and the Seller shall not be obligated to repurchase or replace the related Mortgage Loan or otherwise cure such Material Defect.

With respect to any Non-Serviced Mortgage Loan, the Seller agrees that if a “material document defect” (as such term or any analogous term is defined in the related Non-Serviced Pooling Agreement) exists under the related Non-Serviced Pooling Agreement with respect to the related Non-Serviced Companion Loan included in the related Non-Serviced Trust, and such Non-Serviced Companion Loan is repurchased by or on behalf of such Seller (or other responsible repurchasing entity) from the related Non-Serviced Trust as a result of such “material document defect” (as such term or any analogous term is defined in such Non-Serviced Pooling Agreement), then the Seller shall repurchase such Non-Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Non-Serviced Pooling Agreement) related solely to the promissory note for such Non-Serviced Companion Loan.

(f)                In connection with any repurchase or substitution of one or more Mortgage Loans pursuant to this Section 6, the Pooling and Servicing Agreement shall provide that the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity evidencing such repurchase or substitution, all portions of the Mortgage File (including, without limitation, the Servicing File) and other documents and all escrows and reserve funds pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee on behalf of the Trust or as otherwise reasonably requested to effect the retransfer and reconveyance of the Mortgage Loan and the security therefor to the Seller or its designee; provided that such tender by the Trustee and the Custodian shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer’s Certificate to the effect that the requirements for repurchase or substitution have been satisfied. In the event a Qualified Substitute Mortgage Loan is substituted for a Mortgage Loan by the Seller as contemplated by this Section 6, the Seller shall deliver to the Custodian the related Mortgage File and to the Master Servicer all Escrow Payments and reserve funds pertaining to such Qualified Substitute Mortgage Loan possessed by it and a certification to the effect that such Qualified Substitute Mortgage Loan satisfies all of the requirements of the definition of “Qualified Substitute Mortgage Loan” in the Pooling and Servicing Agreement.

(g)               The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes or Assignment of Mortgage or the examination of the Mortgage Files.

(h)               Each party hereto agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6(c) of this Agreement. The Seller’s obligation to cure any Material Defect, repurchase, or substitute for, any affected Mortgage Loan or pay the

Loss of Value Payment or other required payment pursuant to this Section 6 shall constitute the sole remedy available to the Purchaser in connection with a Material Defect.

(i)                 The Seller shall promptly notify the Depositor if (i) the Seller receives a Repurchase Communication of a 15Ga-1 Repurchase Request (other than from the Depositor), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives a Repurchase Communication of a Repurchase Request Withdrawal (other than from the Depositor) or (iv) the Seller rejects or disputes any 15Ga-1 Repurchase Request. Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Communication of a 15Ga-1 Repurchase Request or a Repurchase Request Withdrawal, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan, (2) the date (x) such Repurchase Communication of such 15Ga-1 Repurchase Request or Repurchase Request Withdrawal was received, (y) the related Mortgage Loan was repurchased or replaced or (z) the 15Ga-1 Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for (x) the 15Ga-1 Repurchase Request (as asserted in the 15Ga-1 Repurchase Request) or (y) any rejection or dispute of a 15Ga-1 Repurchase Request, as applicable.

The Seller shall provide to the Depositor and the Certificate Administrator the Seller’s “Central Index Key” number assigned by the Securities and Exchange Commission and a true, correct and complete copy of the relevant portions of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission pursuant to Rule 15Ga-1 under the Exchange Act with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.

In addition, the Seller shall provide the Depositor, upon request, such other information in its possession as would permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase requests. Any such information requested shall be provided as promptly as practicable after such request is made.

The Seller agrees that no 15Ga-1 Notice Provider will be required to provide information in a 15Ga-1 Notice that is protected by the attorney-client privilege or attorney work product doctrines. In addition, the Seller hereby acknowledges that (i) any 15Ga-1 Notice provided pursuant to Section 2.03(b) of the Pooling and Servicing Agreement is so provided only to assist the Seller, the Depositor and their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii)(A) no action taken by, or inaction of, a 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 2.03(b) of the Pooling and Servicing Agreement by a 15Ga-1 Notice Provider in a 15Ga-1 Notice shall be deemed to constitute a waiver or defense to the exercise of any legal right the 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any 15Ga-1 Repurchase Request that is the subject of a 15Ga-1 Notice.

Each party hereto agrees that the receipt of a 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to this Section 6(i) shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Seller of, any Material Defect.

Each party hereto agrees and acknowledges that, as of the Cut-off Date, the “Central Index Key” number of the Trust is 0002089470.

“Repurchase Communication” means, for purposes of this Section 6(i) only, any communication, whether oral or written, which need not be in any specific form.

(j)                 Notwithstanding anything to the contrary herein, the Seller’s obligation in respect of a Material Defect with respect to a Joint Mortgage Loan shall be solely in respect of the Seller’s pro rata share of such Joint Mortgage Loan based on the Seller’s Mortgage Loan Seller Percentage Interest as of the date hereof in such Joint Mortgage Loan.

(k)               If the Mortgage Note or Mortgage Notes with respect to a Joint Mortgage Loan in favor of the Seller and its successors and assigns are repurchased or replaced by the Seller or BCHI pursuant to this Section 6 or Section 24, as applicable, and any other related mortgage notes evidencing such Joint Mortgage Loan are not repurchased or replaced by any Other Seller and any such mortgage note remains in the Trust, then the Seller and the Purchaser hereby agree that (i) the provisions in Section 3.34 of the Pooling and Servicing Agreement and the related Co-Lender Agreement shall govern the servicing and administration of such Joint Mortgage Loan as if (a) the remaining mortgage notes in the Trust were collectively a “Mortgage Loan” (as defined in the Pooling and Servicing Agreement) and (b) each repurchased Mortgage Note were a Serviced Pari Passu Companion Loan (or, if the Joint Mortgage Loan was a Non-Serviced Mortgage Loan, a Non-Serviced Pari Passu Companion Loan), (ii) the Seller and its successors and assigns in respect of such repurchased or replaced Mortgage Note shall be bound by such Section 3.34 as if it were a party to the Pooling and Servicing Agreement and (iii) the Seller and its successors and assigns shall from time to time (as may be necessary) deliver to the Master Servicer or the Special Servicer, as applicable, the Mortgage Loan documents constituting or related to any applicable Mortgage Note repurchased by it, any requests for release and any court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of the related Mortgaged Property or to any legal action or to enforce any other remedies or rights provided by the related Mortgage Note or Mortgage or otherwise available at law or equity with respect to the related Mortgage Note.

SECTION 7        Review of Mortgage File. The Purchaser shall require the Certificate Administrator pursuant to the Pooling and Servicing Agreement to review the Mortgage Files pursuant to Section 2.02 of the Pooling and Servicing Agreement and if it finds any document or documents not to have been properly executed, or to be missing or to be defective on its face in any material respect, to notify the Purchaser, which shall promptly notify the Seller.

SECTION 8        Conditions to Closing. The obligation of the Seller to sell the Mortgage Loans shall be subject to the Seller having received the consideration for the Mortgage Loans as contemplated by Section 1 of this Agreement. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)               Each of the obligations of the Seller and BCHI required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller and BCHI under this Agreement shall, subject to any applicable exceptions set forth on Exhibit C to this Agreement, be true and correct in all material respects as of the Closing Date or as of such other date as of which such representation is made under the terms of Exhibit B to this Agreement, and no event shall have occurred as of the Closing Date which would constitute a default on the part of the Seller or BCHI under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller and BCHI substantially in the form of Exhibit D to this Agreement.

(b)               The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller or BCHI hereunder), in such form as is agreed upon and acceptable to the Purchaser, the Seller, the Dealers and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the terms thereof.

(c)                The Purchaser shall have received the following additional closing documents:

(i)                                copies of each of the Seller’s and BCHI’s Articles of Association, charter, by-laws or other organizational documents and all amendments, revisions, restatements and supplements thereof, certified as of a recent date by the Secretary of the Seller or BCHI, as applicable;

(ii)                             certificates, each dated not earlier than thirty (30) days prior to the Closing Date, of the Secretary of State of Delaware to the effect that the Seller and BCHI are duly organized, existing and in good standing in the State of Delaware;

(iii)                         an officer’s certificate of each of the Seller and BCHI in form reasonably acceptable to the Dealers and each Rating Agency;

(iv)                          an opinion of counsel of the Seller and BCHI, subject to customary exceptions and carve-outs, in form reasonably acceptable to the Dealers and each Rating Agency; and

(v)                            a letter from counsel of the Seller substantially to the effect that (a) nothing has come to such counsel’s attention that would lead such counsel to believe that the agreed upon sections of the Preliminary Prospectus, the Prospectus, the Preliminary Offering Circular or the Final Offering Circular (each as defined in the Indemnification Agreement), as of the date thereof or as of the Closing Date (or, in the case of the Preliminary Prospectus or the Preliminary Offering Circular, solely as of the time of sale) contained or contain, as applicable, with respect to the Seller, BCHI or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Seller, BCHI or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading and (b) the Seller Information (as defined in the Indemnification Agreement) in the Prospectus appears to be appropriately responsive in all material respects to the applicable requirements of Regulation AB.

(d)               The Public Certificates shall have been concurrently issued and sold pursuant to the terms of the Underwriting Agreement. The Private Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement.

(e)               The Seller and BCHI shall have executed and delivered concurrently herewith the Indemnification Agreement.

(f)                The Seller and BCHI shall furnish the Purchaser and the Dealers with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

SECTION 9        Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, New York, New York, at 10:00 a.m. (Eastern Time), on the Closing Date or such other place and time as the parties shall agree (the actual date of such closing, the “Closing Date”).

SECTION 10    Expenses. The Seller shall pay its pro rata share (the Seller’s pro rata share to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents in proportion to the aggregate principal balance as of the Cut-off Date of all the mortgage loans to be included in the Trust) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iii) the reasonable and documented fees, costs and expenses of the Trustee, the Certificate Administrator and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Preliminary Prospectus, the Prospectus, the Preliminary Offering Circular, the Final Offering Circular and any related disclosure for the initial Form 8-K, including the cost of obtaining any “comfort letters” with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, if any, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering the Registration Statement, Preliminary Prospectus, Prospectus, Preliminary Offering Circular and Final Offering Circular and the reproducing and delivery of this Agreement and the furnishing to the Dealers of such copies of the Registration Statement, Preliminary Prospectus, Prospectus, Preliminary Offering Circular, Final Offering Circular and this Agreement as the Dealers may reasonably request; (viii) the fees of the rating agency or agencies requested to rate the Certificates; (ix) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, as counsel to the Purchaser; and (x) the reasonable fees and expenses of Sidley Austin LLP, as counsel to the Dealers.

If the Seller elects to exercise its rights under Section 11.15 of the Pooling and Servicing Agreement, then the Seller shall pay the reasonable costs and expenses (if any) of the Depositor, Master Servicer, Special Servicer and Trustee resulting from such parties’ obligations to cooperate with the Seller under Section 11.15 of the Pooling and Servicing Agreement.

SECTION 11    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 12    Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 13    Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 14    Submission to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

SECTION 15    No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third-party except as expressly set forth in Section 6 and Section 16.

SECTION 16    Assignment. (a) The Seller and BCHI each hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders and the RR Interest Owner to the extent set forth in the Pooling and Servicing Agreement and that the rights so assigned may be further assigned to, and shall inure to the benefit of, any successor trustee under the Pooling and Servicing Agreement. The Seller and BCHI hereby acknowledge each of the Seller’s and BCHI’s obligations pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement. Except as set forth in this Section 16 and in Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement, the representations and warranties of the Seller and BCHI made hereunder and the remedies provided hereunder with respect to Material Defects may not be further assigned by the Purchaser, the Trustee or any successor trustee. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, BCHI, the Purchaser and their permitted successors and assigns. Any Person into which the Seller or BCHI may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller or BCHI may become a party, or any Person succeeding to all or substantially all of the business of the Seller or BCHI, shall be the successor to the Seller or BCHI, as applicable, hereunder without any further act. The warranties and representations and the agreements made by the Seller and BCHI herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement.

(b)               The Asset Representations Reviewer shall be an express third-party beneficiary of Sections 5(g), 5(h), 5(i) and 5(j) of this Agreement.

SECTION 17    Notices. Any communication provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid, and received by the addressee, (c) sent by courier and received by the addressee, or (d) transmitted by email or facsimile transmission (or any other type of electronic transmission agreed upon by the parties), to the address of the applicable party set forth in Section 13.05 of the Pooling and Servicing Agreement or, as to any such party, to such other address as may hereafter be furnished by such party to the other parties hereto in writing.

SECTION 18    Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or to any obligations or rights of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing.

SECTION 19    Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 20    Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller or BCHI, on the one hand, and the Purchaser, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in Section 6(h) of this Agreement, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 21    No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither party shall take any action which could reasonably lead a third-party to assume that it has the authority to bind the other party or make commitments on such other party’s behalf.

SECTION 22    Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the waiver, discharge or termination is sought.

SECTION 23    Further Assurances. The Seller, BCHI and Purchaser each agree to execute and deliver such instruments and take such further actions as any party hereto may, from time to time, reasonably request in order to effectuate the purposes and carry out the terms of this Agreement.

SECTION 24    Repurchase Obligations of BCHI.

(a)               BCHI hereby covenants and agrees with the Purchaser that BCHI shall be liable to the Purchaser to the same extent as the Seller for all of the obligations of the Seller under Section 6 of this Agreement. BCHI further agrees that the Purchaser shall not be bound or obligated to initially request the Seller to perform any of its obligations under Section 6 of this Agreement, but may instead initially request BCHI to perform such obligations. Additionally, BCHI agrees that the Purchaser shall not be bound or obligated in any way to exhaust recourse against the Seller before being entitled to demand the performance by BCHI of the Seller’s obligations under Section 6 of this Agreement. Performance by BCHI of any of the Seller’s obligations under Section 6 of this Agreement shall be deemed to be performance thereof by the Seller and performance by the Seller of its obligations under Section 6 of this Agreement shall be deemed to be performance thereof by BCHI.

(b)               The Seller, BCHI and the Purchaser hereby agree that the obligations of BCHI with respect to the Repurchase Obligations (defined below) are the direct obligations of BCHI and the Repurchase Obligations with respect to BCHI are not intended to constitute a guaranty or contract of suretyship. However, in the event that the Repurchase Obligations are recharacterized as a guaranty, surety or other similar form of obligation, then in such case BCHI agrees that it shall guaranty the Repurchase Obligations. BCHI hereby agrees that BCHI’s obligation to cure or repurchase any Mortgage Loan with respect to which a Material Defect has occurred or deliver a Loss of Value Payment, if applicable, in each case pursuant to Section 6 and Section 24(a) hereof (such obligations of BCHI, the “Repurchase Obligations”) shall not be released, diminished, impaired, reduced or adversely affected by, and does hereby waive any defenses related to, any common law, equitable, statutory or other rights (including without limitation rights to notice) which BCHI might otherwise have in the event of any such recharacterization.

SECTION 25    Recognition of U.S. Special Resolution Regimes.

(a)               In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a State of the United States.

(b)               In the event that a Covered Party or any BHC Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights under this Agreement that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a State of the United States.

“BHC Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).

“Covered Party” means any party to this Agreement that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 26    Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings.

(a)               Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 25, the parties to this Agreement expressly acknowledge and agree that no party to this Agreement shall be permitted to exercise any Default Right against a Covered Party with respect to this Agreement that is related, directly or indirectly, to a BHC Affiliate of such party becoming subject to an Insolvency Proceeding, except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(b)               After a BHC Affiliate of a Covered Party has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Party with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GS MORTGAGE SECURITIES
CORPORATION II, a Delaware
corporation

By:	/s/ Scott Epperson
Name: Scott Epperson
Title: Chief Executive Officer
BMARK 2025-V18: BCREI MORTGAGE LOAN PURCHASE AGREEMENT

BARCLAYS CAPITAL REAL ESTATE INC., a
Delaware corporation

By:	/s/ Walter Johnston
Name: Walter Johnston
Title: Authorized Signatory
BMARK 2025-V18: BCREI MORTGAGE LOAN PURCHASE AGREEMENT

BARCLAYS CAPITAL HOLDINGS INC.,
a Delaware corporation

By:	/s/ Daniel Schmidt
Name: Daniel Schmidt
Title: Authorized Signatory
BMARK 2025-V18: BCREI MORTGAGE LOAN PURCHASE AGREEMENT

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A-1

Benchmark 2025-V18

Mortgage Loan Schedule - Barclays

Loan ID Number	Footnotes	Loan Number	Property Name	Address	City	State	Zip Code
1	(1)	1	9911 Belward	9911 Belward Campus Drive	Rockville	Maryland	20850
21	(2)	21	Springfield Town Center	6500 Springfield Mall	Springfield	Virginia	22150
32		32	Leeton Leased Fee Pool B Portfolio	Various	Various	Various	Various
32.01		32.01	Thruway Plaza	100, 130-850, 500, 900 and 950 Thruway Plaza Drive	Cheektowaga	New York	14225
32.02		32.02	Augusta West	1323-1347 Augusta West Parkway	Augusta	Georgia	30909

Footnotes:
(1)	German American Capital Corporation and Barclays Capital Real Estate Inc. are co-sponsors with respect to the 9911 Belward Mortgage Loan (6.1%). The 9911 Belward Mortgage Loan is evidenced by two promissory notes: (i) note A-1, with an outstanding principal balance of $55,000,000 as of the Cut-off Date, as to which German American Capital Corporation is acting as Mortgage Loan Seller, and (ii) note A-4, with an outstanding principal balance of $25,000,000 as of the Cut-off Date, as to which Barclays Capital Real Estate Inc. is acting as Mortgage Loan Seller. The Original Balance ($), Cut-off Date Balance ($) and Monthly Debt Service (IO) ($) columns correspond to the total Mortgage Loan amount.
(2)	Goldman Sachs Mortgage Company and Barclays Capital Real Estate Inc. are co-sponsors with respect to the Springfield Town Center Mortgage Loan (1.9%). The Springfield Town Center Mortgage Loan is evidenced by two (2) promissory notes: (i) note A-1-3-b, with an outstanding principal balance of $15,000,000 as of the Cut-off Date, as to which Goldman Sachs Mortgage Company is acting as Mortgage Loan Seller, and (ii) note A-2-5, with an outstanding principal balance of $10,000,000 as of the Cut-off Date, as to which Barclays Capital Real Estate Inc. is acting as Mortgage Loan Seller. The Original Balance ($), Cut-off Date Balance ($) and Monthly Debt Service (IO) ($) columns correspond to the total Mortgage Loan amount.

Benchmark 2025-V18

Mortgage Loan Schedule - Barclays

Loan ID Number	Footnotes	Loan Number	Property Name	Mortgage Loan Rate (%)	Net Mortgage Loan Rate (%)	Original Balance ($) (1) (2)	Cut-Off Date Balance ($) (1) (2)	Maturity Date/ARD	Monthly Debt Service (P&I) ($)
1	(1)	1	9911 Belward	5.00000%	4.98841%	80,000,000.00	80,000,000.00	10/6/2030	NAP
21	(2)	21	Springfield Town Center	7.11500%	7.10341%	25,000,000.00	25,000,000.00	7/6/2030	NAP
32		32	Leeton Leased Fee Pool B Portfolio	6.50000%	6.48841%	13,040,000.00	13,040,000.00	10/6/2030	NAP
32.01		32.01	Thruway Plaza
32.02		32.02	Augusta West

Footnotes:
(1)	German American Capital Corporation and Barclays Capital Real Estate Inc. are co-sponsors with respect to the 9911 Belward Mortgage Loan (6.1%). The 9911 Belward Mortgage Loan is evidenced by two promissory notes: (i) note A-1, with an outstanding principal balance of $55,000,000 as of the Cut-off Date, as to which German American Capital Corporation is acting as Mortgage Loan Seller, and (ii) note A-4, with an outstanding principal balance of $25,000,000 as of the Cut-off Date, as to which Barclays Capital Real Estate Inc. is acting as Mortgage Loan Seller. The Original Balance ($), Cut-off Date Balance ($) and Monthly Debt Service (IO) ($) columns correspond to the total Mortgage Loan amount.
(2)	Goldman Sachs Mortgage Company and Barclays Capital Real Estate Inc. are co-sponsors with respect to the Springfield Town Center Mortgage Loan (1.9%). The Springfield Town Center Mortgage Loan is evidenced by two (2) promissory notes: (i) note A-1-3-b, with an outstanding principal balance of $15,000,000 as of the Cut-off Date, as to which Goldman Sachs Mortgage Company is acting as Mortgage Loan Seller, and (ii) note A-2-5, with an outstanding principal balance of $10,000,000 as of the Cut-off Date, as to which Barclays Capital Real Estate Inc. is acting as Mortgage Loan Seller. The Original Balance ($), Cut-off Date Balance ($) and Monthly Debt Service (IO) ($) columns correspond to the total Mortgage Loan amount.

Benchmark 2025-V18

Mortgage Loan Schedule - Barclays

Loan ID Number	Footnotes	Loan Number	Property Name	Monthly Debt Service (IO) ($) (1) (2)	Servicing Fee Rate (%)	Non-Serviced Primary Servicing Fee Rate (%)	Interest Accrual Method	Ownership Interest	Mortgage Loan Seller	Letter of Credit
1	(1)	1	9911 Belward	337,962.96	0.00250%	0.00000%	Actual/360	Fee	GACC, Barclays	No
21	(2)	21	Springfield Town Center	150,287.91	0.00125%	0.00125%	Actual/360	Fee / Leasehold	GSMC, Barclays	No
32		32	Leeton Leased Fee Pool B Portfolio	71,614.35	0.00250%	0.00000%	Actual/360		Barclays	No
32.01		32.01	Thruway Plaza					Fee
32.02		32.02	Augusta West					Fee

Footnotes:
(1)	German American Capital Corporation and Barclays Capital Real Estate Inc. are co-sponsors with respect to the 9911 Belward Mortgage Loan (6.1%). The 9911 Belward Mortgage Loan is evidenced by two promissory notes: (i) note A-1, with an outstanding principal balance of $55,000,000 as of the Cut-off Date, as to which German American Capital Corporation is acting as Mortgage Loan Seller, and (ii) note A-4, with an outstanding principal balance of $25,000,000 as of the Cut-off Date, as to which Barclays Capital Real Estate Inc. is acting as Mortgage Loan Seller. The Original Balance ($), Cut-off Date Balance ($) and Monthly Debt Service (IO) ($) columns correspond to the total Mortgage Loan amount.
(2)	Goldman Sachs Mortgage Company and Barclays Capital Real Estate Inc. are co-sponsors with respect to the Springfield Town Center Mortgage Loan (1.9%). The Springfield Town Center Mortgage Loan is evidenced by two (2) promissory notes: (i) note A-1-3-b, with an outstanding principal balance of $15,000,000 as of the Cut-off Date, as to which Goldman Sachs Mortgage Company is acting as Mortgage Loan Seller, and (ii) note A-2-5, with an outstanding principal balance of $10,000,000 as of the Cut-off Date, as to which Barclays Capital Real Estate Inc. is acting as Mortgage Loan Seller. The Original Balance ($), Cut-off Date Balance ($) and Monthly Debt Service (IO) ($) columns correspond to the total Mortgage Loan amount.

Benchmark 2025-V18

Mortgage Loan Schedule - Barclays

Loan ID Number	Footnotes	Loan Number	Property Name	Due Date	Part of Whole Loan	Current Mezzanine or Subordinate Debt
1	(1)	1	9911 Belward	6	Yes	No
21	(2)	21	Springfield Town Center	6	Yes	No
32		32	Leeton Leased Fee Pool B Portfolio	6	No	No
32.01		32.01	Thruway Plaza
32.02		32.02	Augusta West

Footnotes:
(1)	German American Capital Corporation and Barclays Capital Real Estate Inc. are co-sponsors with respect to the 9911 Belward Mortgage Loan (6.1%). The 9911 Belward Mortgage Loan is evidenced by two promissory notes: (i) note A-1, with an outstanding principal balance of $55,000,000 as of the Cut-off Date, as to which German American Capital Corporation is acting as Mortgage Loan Seller, and (ii) note A-4, with an outstanding principal balance of $25,000,000 as of the Cut-off Date, as to which Barclays Capital Real Estate Inc. is acting as Mortgage Loan Seller. The Original Balance ($), Cut-off Date Balance ($) and Monthly Debt Service (IO) ($) columns correspond to the total Mortgage Loan amount.
(2)	Goldman Sachs Mortgage Company and Barclays Capital Real Estate Inc. are co-sponsors with respect to the Springfield Town Center Mortgage Loan (1.9%). The Springfield Town Center Mortgage Loan is evidenced by two (2) promissory notes: (i) note A-1-3-b, with an outstanding principal balance of $15,000,000 as of the Cut-off Date, as to which Goldman Sachs Mortgage Company is acting as Mortgage Loan Seller, and (ii) note A-2-5, with an outstanding principal balance of $10,000,000 as of the Cut-off Date, as to which Barclays Capital Real Estate Inc. is acting as Mortgage Loan Seller. The Original Balance ($), Cut-off Date Balance ($) and Monthly Debt Service (IO) ($) columns correspond to the total Mortgage Loan amount.

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the related Non-Serviced Trust), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.
(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

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(3)	Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.
(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.
(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Exhibit C (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.
(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable
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form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer)(the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Exhibit B-30-1, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.
(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions
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(and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.
(10)	Condition of Property. The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or
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installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.
(13)	Actions Concerning Mortgage Loan. To the Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph (6)), an engineering report or property condition assessment as described in paragraph (10), applicable local law compliance materials as described in paragraph (24), the ESA (as defined in paragraph (40)), written litigation diligence responses provided by the related Mortgagor to the related originator, the related loan agreement, and public record litigation and judgment lien searches obtained by the related originator, as of origination, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.
(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by the Seller to the Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the Purchaser or servicer for the related Non-Serviced Trust).
(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to this Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the
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satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Seller to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance

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Program, plus such additional excess flood coverage in an amount as is generally required by the Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer or insurers meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer or insurers meeting the Insurance Rating Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Rating Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the SEL or PML, as applicable.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the

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Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain, or cause to be maintained, all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.
(18)	No Encroachments. To the Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.
(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Seller.
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(20)	REMIC. Each Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury Regulations Section 1.860G-2(f)(2) (the “Treasury Regulations”) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.
(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.
(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable
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law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)	Local Law Compliance. To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.
(25)	Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.
(26)	Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that (a) the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Mortgage Loan documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Mortgage Loan documents, and (b) the Mortgage Loan shall become full recourse
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to the related Mortgagor and at least one individual or entity, if the related Mortgagor files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)	Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions of the Code.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions of the Code and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

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No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions of the Code.

(28)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.
(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Exhibit C; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related
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Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth on Exhibit C, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Exhibit B-30-1, or future permitted mezzanine debt in each case as set forth on Exhibit B-30-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Exhibit B-30-3 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage
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Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.
(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.
(34)	Ground Leases. For purposes of this Exhibit B, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms

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of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns, the Seller represents and warrants that:

a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;
b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;
c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;
e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;
f)	The Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

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g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;
h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;
i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;
j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;
k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and
l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.
(35)	Servicing. The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.
(36)	Origination and Underwriting. The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan
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and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit B.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Exhibit B. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.
(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.)
(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an
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amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer or insurers rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC and/or Fitch Ratings, Inc; (E) a party not related to the Mortgagor was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.
(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained on the mortgage loan schedule attached as Exhibit A to this Agreement.
(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Mortgage Pool, except that each Mortgage Loan that
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is part of a Whole Loan is cross-collateralized and cross-defaulted with the related Companion Loan(s) and otherwise except as set forth on Exhibit B-30-3.

(44)	Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the related Non-Serviced Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the related Non-Serviced Trust or its designee providing notice of the transfer of such note to the related Non-Serviced Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.
(45)	Advance of Funds by the Seller. After origination, no advance of funds has been made by the Seller to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to the Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.
(46)	Compliance with Anti-Money Laundering Laws. The Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination,

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servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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Exhibit B-30-1

List of Mortgage Loans with Current Mezzanine Debt

None.

B-30-1

Exhibit B-30-2

List of Mortgage Loans with Permitted Mezzanine Debt

None.

B-30-2

Exhibit B-30-3

List of Cross-Collateralized and Cross-Defaulted Mortgage Loans

None.

B-30-3

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
21	Springfield Town Center	(5) Lien; Valid Assignment	Provided no event of default has occurred and is continuing, under the related Whole Loan, the Mortgage Loan documents prohibit the lender, without the prior written consent of the borrower, from selling any note, participation or interest in the Whole Loan to Simon Property Group, Kimco Realty, The Macerich Company, Starwood Retail, Washington Prime Group, Pyramid Management Group, Brookfield Retail, Taubman Centers, Inc., Westfield Holdings Limited, Unibail-Rodamco, CBL Properties or Centennial (or any successors or assigns of or any person or entity controlled by, controlling or under common control with the foregoing); provided, however, such restrictions will not apply to (a) any transfer or sale by the mortgagee of commercial mortgage-backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Whole Loan or (b) any subsequent resale or transfer of the Whole Loan (or any interest therein) occurring after an initial sale or transfer by the mortgagee even if such transaction results in a portion of the Whole Loan being held by a person or entity described above.
21	Springfield Town Center	(6) Permitted Liens; Title Insurance	See exception to Representation and Warranty No. 5, above.
32	Leeton Leased Fee Pool B Portfolio	(13) Actions Concerning Mortgage Loan	The related borrower sponsors are defendants in a civil action filed by certain minority owners of a recreational summer camp for children in which the borrower sponsors acquired a controlling ownership interest on or around August 28, 2013. The plaintiffs allege that the borrower sponsors partook in a hostile takeover of the operating company of the camp by demanding 51% of the ownership interests in the operating company even though plaintiffs claim the defendants initially agreed to only take a 50% ownership interest (with the plaintiffs owning the other 50%) and are seeking an undetermined amount of damages and to compel the operating company of the summer camp to make disbursements. Although an initial action filed by the plaintiffs in January 2020 which contained causes of action for: (a) breaches of (i) employment contracts due to the plaintiffs being discharged and (ii) various other side letters, purchase agreements and contracts, (b) fraud by scheming to defraud the plaintiffs of their ownership in the camp and (c) breach of fiduciary duty by (i) denying access to books and records and (ii) failing to cause the operating company to make disbursements, the parties agreed to dismiss the action with prejudice. The plaintiffs filed a new action in May 2021 which contained causes of action for (a) breach of fiduciary duty in connection with (i) granting William Yahr (the camp director) an ownership interest in the operating company and (ii) failing to cause the operating company of the camp to make distributions and (b) breach of contract by granting Yahr an ownership interest in operating company. The borrower sponsors filed a motion for summary judgment in which the court dismissed the cause of action claiming a breach of fiduciary duty by granting Yahr an ownership interest in the operating company, but denied the remainder of the motion. In addition, the borrower sponsors are defendants in a civil action filed in 2024. The plaintiff alleges he was retained by the borrower sponsors to identify certain commercial properties for acquisition in exchange for a salary of $50,000 and a 20% interest in any entities formed to own such properties. The plaintiff alleges that the borrower sponsors fraudulently induced the plaintiff into locating properties for the borrower sponsors by promising a 20% interest in any entities which were formed to own properties found by the plaintiff, breached their fiduciary duty by failing to give plaintiff 20% ownership interest in the entities formed to own the properties and excluded the plaintiff from management and is seeking 20% ownership in the entities formed to own the properties and damages in excess of $3,500,000. Oral arguments were held in April 2025 on a motion to dismiss filed by the borrower sponsor. The court entered a decision on the borrower sponsor’s motion to dismiss and the breach of contract claim was dismissed with prejudice. The plaintiff’s fraudulent inducement, promissory estoppel and unjust enrichments claims remain viable. The plaintiff’s breach of fiduciary duty claim was dismissed without prejudice and can be refiled pending the outcome of the other viable claims. The matter is scheduled for preliminary conference on November 19, 2025.
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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
1, 21, 32	9911 Belward, Springfield Town Center and Leeton Leased Fee Pool B Portfolio	(16) Insurance	The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.
1	9911 Belward	(16) Insurance

The Mortgage Loan documents permit a $250,000 property insurance deductible, which may not be considered to be customary.

In addition, the Mortgage Loan documents provide the lender the right to hold and disburse insurance proceeds with respect to property losses in an amount equal to or in excess of 5% of the original (as opposed to then outstanding) principal amount of the Mortgage Loan.

21	Springfield Town Center	(16) Insurance	The Mortgage Loan documents permit (i) a property insurance deductible up to $250,000, except with respect to windstorm/named storm, flood and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property and (ii) a commercial general liability insurance deductible or self-insured retention up to $250,000. Such deductibles may not be considered customary.
32	Leeton Leased Fee Pool B Portfolio	(16) Insurance

The Mortgage Loan documents permit the Mortgagor to rely on insurance provided by the related ground tenants provided that, among other conditions, such insurance satisfies the requirements set forth in the Mortgage Loan documents.

In addition, in the event of a casualty the related ground leases permit the related leasehold lender (as opposed to the lender under the Mortgage Loan) to appoint a proceeds trustee to hold and disburse insurance proceeds, provided that such appointment is subject to the reasonable approval of the lender under the Mortgage Loan and such proceeds trustee is required to satisfy certain eligible institution requirements set forth in the applicable ground lease.

32	Leeton Leased Fee Pool B Portfolio	(24) Local Law Compliance	Certain building code violations are open at the Thruway Plaza Mortgaged Property. The Mortgage Loan documents provide recourse to the Mortgagor and guarantor for any losses to the lender arising out of or in connection with such open violations until the Mortgagor has delivered to the lender an update to the related zoning report verifying there are no longer any violations with respect to the Thruway Plaza Mortgaged Property.
21	Springfield Town Center	(26) Recourse Obligations	With respect to clause (a)(ii) of Representation and Warranty No. 26, the Mortgage Loan documents only provide recourse for intentional misappropriation.
21	Springfield Town Center	(27) Mortgage Releases	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related borrower may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
1	9911 Belward	(29) Acts of Terrorism Exclusion	The Mortgage Loan documents provide that if any of the all-risk/special form property, rental loss and/or business interruption, commercial general liability or umbrella insurance policies include any exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts”, the Mortgagor is required to obtain and maintain terrorism coverage to cover such exclusion(s) from a carrier which otherwise satisfies the rating criteria set forth in the Mortgage Loan documents or, in the event that such terrorism coverage is not available from an insurance company that meets the minimum rating requirements set forth in the Mortgage Loan documents, the Mortgagor is required to obtain such terrorism coverage from among the top 10 highest rated insurance companies providing such terrorism coverage.
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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
21	Springfield Town Center	(31) Single-Purpose Entity	The related borrower is a recycled Single-Purpose Entity that previously owned certain other properties (together with equity interests in the direct owners thereof), each of which were transferred to an affiliate of the borrower prior to the origination of the Mortgage Loan.
21	Springfield Town Center	(32) Defeasance	In connection with a defeasance, the related borrower is not required to pay defeasance related costs and expenses in excess of $25,000 (exclusive of any rating agency fees and expenses).
21	Springfield Town Center	(34) Ground Leases

The Mortgage Loan is secured in part by the borrower’s leasehold interest in an approximately 4.3667 acre portion of the Mortgaged Property (approximately 5.5% of the net rentable area) comprised of a non-income producing parking lot, pursuant to that certain ground lease, dated as of March 13, 1969, between Village Green Properties, as landlord (together with its successors and assigns, “Landlord”), and Arlen of Virginia, Inc. (predecessor-in-interest to the borrower), as tenant (together with its successor and assigns, “Tenant”) (as amended, the “Springfield Ground Lease”). The terms of the Springfield Ground Lease do not meet certain provisions of this Representation and Warranty No. 34, as follows:

With respect to clause (a), (i) that certain lease amendment, dated as of December 1, 1978, between Village Green Properties and Franconia Associates (modifying certain rent-related provisions in the Springfield Ground Lease), and (ii) that certain notice letter, dated as of March 31, 2015, by Franconia Two, L.P. (notifying Landlord that the Springfield Ground Lease has been assigned to the borrower), have not been duly recorded.

With respect to clause (h), the mortgagee is permitted the same period to cure as Tenant, provided that the mortgagee has the right to extend the date for termination up to six months so long as it is pursuing a foreclosure (which extension period may be an insufficient amount of time for the mortgagee to consummate a foreclosure).

With respect to clause (l), the Springfield Ground Lease is silent as to whether a new lease will be entered into upon rejection of the Springfield Ground Lease in a bankruptcy.

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EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

[Barclays Capital Real Estate Inc. (the “Seller”)][Barclays Capital Holdings Inc. (“BCHI”)] hereby certifies as follows:

1.	All of the representations and warranties (except as set forth on Exhibit C) of [the Seller][BCHI] under the Mortgage Loan Purchase Agreement, dated as of October 30, 2025 (the “Agreement”), among GS Mortgage Securities Corporation II[, Barclays Capital Holdings Inc.][ and the Seller][, Barclays Capital Real Estate Inc. and BCHI], are true and correct in all material respects on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement) with the same force and effect as if made on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement).
2.	[The Seller][BCHI] has complied in all material respects with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof, and no event has occurred which would constitute a default on the part of [the Seller][BCHI] under the Agreement.
3.	Neither the Prospectus, dated October 14, 2025 relating to the offering of the Public Certificates, nor the Offering Circular, dated October 14, 2025 (the “Offering Circular”), relating to the offering of the Private Certificates, in the case of the Prospectus, as of the date of the Prospectus or as of the date hereof, or, in the case of the Offering Circular, as of the date thereof or as of the date hereof, included or includes any untrue statement of a material fact relating to the Seller Information (as such term is defined in the Indemnification Agreement) or omitted or omits to state therein a material fact relating to the Seller Information required to be stated therein or necessary in order to make the statements therein relating to the Seller Information, in the light of the circumstances under which they were made, not misleading.

For the purposes of the foregoing certifications, with respect to any description contained in the Prospectus and the Offering Circular of the terms or provisions of or servicing arrangements under any Other Pooling and Servicing Agreement governing the servicing of a Non-Serviced Whole Loan, to the extent that such description refers to any terms or provisions of or servicing arrangements under the Pooling and Servicing Agreement, [the Seller][BCHI] has assumed that the description of such terms or provisions of or servicing arrangements under the Pooling and Servicing Agreement contained in the Prospectus and the Offering Circular (i) does not include an untrue statement of a material fact and (ii) does not omit to state therein a material

D-1

fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Capitalized terms used herein without definition have the meanings given them in the Agreement or, if not defined therein, in the Pooling and Servicing Agreement.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

D-2

Certified this 30th day of October 2025.

[BARCLAYS CAPITAL REAL ESTATE INC.

By:
Name:
Title:]

[Barclays Capital Holdings Inc.

By:
Name:
Title:]
D-3

EXHIBIT E

FORM OF DILIGENCE FILE CERTIFICATION
(Benchmark 2025-V18)

Reference is hereby made to that certain Pooling and Servicing Agreement, dated as of October 1, 2025 (the “Pooling and Servicing Agreement”), relating to the issuance of the Benchmark 2025-V18 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2025-V18 (the “Series 2025-V18 Certificates”) and that certain Mortgage Loan Purchase Agreement, dated as of October 30, 2025 (the “Mortgage Loan Purchase Agreement”), between the undersigned (the “Seller”) and GS Mortgage Securities Corporation II (the “Depositor”), pursuant to which the Seller sold certain Mortgage Loans to the Depositor in connection with the issuance of the Series 2025-V18 Certificates. In accordance with Section 5(h) of the Mortgage Loan Purchase Agreement, the Seller hereby certifies to the Depositor (with a copy to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Custodian, the Directing Holder, the Asset Representations Reviewer, and the Operating Advisor), as follows:

1.	The Seller has delivered an electronic copy of the Diligence File (as defined in the Pooling and Servicing Agreement) with respect to each Mortgage Loan to the Depositor by uploading such Diligence File to the Secure Data Room (as defined in the Pooling and Servicing Agreement); and
2.	Each Diligence File uploaded to the Secure Data Room contains all documents required under the definition of “Diligence File” and each such Diligence File is organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor.

Capitalized terms used herein without definition have the meanings given them in the Mortgage Loan Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this diligence file certification to be executed by its duly authorized officer or representative, the ___ day of [______], 20[ ].

[INSERT SELLER NAME]

By:
Name:
Title:
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EXHIBIT F

FORM OF LIMITED POWER OF ATTORNEY

RECORDING REQUESTED BY:

BARCLAYS CAPITAL REAL ESTATE INC.

AND WHEN RECORDED MAIL TO:

[_____]
[_____]
[_____]
Attention: [_____]

LIMITED POWER OF ATTORNEY
([Trimont LLC] [Torchlight Loan Services, LLC])

KNOW ALL MEN BY THESE PRESENTS, that BARCLAYS CAPITAL REAL ESTATE INC., a Delaware corporation, not in its individual capacity but solely as seller (“Seller”) under the Mortgage Loan Purchase Agreement (defined below) hereby constitutes and appoints [Trimont LLC (“Trimont”)][Torchlight Loan Services, LLC (“Torchlight”)], as Attorney-In-Fact, by and through any duly appointed officers and employees, to execute and acknowledge in writing or by facsimile stamp all documents customarily and reasonably necessary and appropriate for the tasks described in item (1) below; provided, however, that the documents described below may only be executed and delivered by such Attorneys-In-Fact if such documents are required or permitted under the terms of the Mortgage Loan Purchase Agreement dated as of October 30, 2025 (the “Mortgage Loan Purchase Agreement”) by and among GS Mortgage Securities Corporation II, a Delaware corporation, as Depositor, and Seller, and no power is granted hereunder to take any action that would be adverse to the interests of the Seller.

(1) To perform any and all acts which may be necessary or appropriate to enable [Trimont as Master] [Torchlight as Special] Servicer to take such action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to the Mortgage Loans (as defined in the Mortgage Loan Purchase Agreement) and any Serviced Companion Loans which have not been delivered, assigned or recorded at the time required for enforcement as provided in the Mortgage Loan Purchase Agreement, giving and granting unto [Trimont as Master] [Torchlight as Special] Servicer full power and authority to do and perform any and every lawful act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that [Trimont as Master][Torchlight as Special] Servicer shall lawfully do or cause to be done by virtue hereof.

F-1

This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

[Trimont][Torchlight] hereby agrees to indemnify and hold Barclays Capital Real Estate Inc., as Seller, and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Seller by reason or result of the misuse of this Limited Power of Attorney by [Trimont][Torchlight]. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Mortgage Loan Purchase Agreement or the earlier resignation or removal of [Trimont, as Master][Torchlight, as Special] Servicer under the PSA.

F-2

IN WITNESS WHEREOF, the undersigned caused this power of attorney to be executed as of the [__]th day of [_] 20[__].

BARCLAYS CAPITAL REAL ESTATE
INC., a Delaware corporation

By:
Name:
Title:
F-3

STATE OF ___________	)
: ss.:
COUNTY OF __________	)

On the ______ day of _____ in the year 20__, before me, the undersigned, personally appeared _________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the _____________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

Signature and Office of individual taking
acknowledgment

This instrument prepared by:

Name:
Address:
F-4